Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

OFFICE LEASE

Between:

Cameron Oregon Properties, LLC and Lucas Oregon Properties, LLC

("Landlord")

And

Galena Biopharma, Inc.
("Tenant")

Dated 5/10/2013

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

TABLE OF CONTENTS
Page
1.1    Basic Lease Terms.    1
1.2    Lease of Premises.    2
1.3    Delivery of Possession and Commencement.    2
2.1    Rent Payment.    2
2.2    Prepaid Rent.    3
3.1    Security Deposit.    3
4.1    Use.    3
4.2    Equipment.    4
4.3    Signs and Other Installations.    4
4.4    Parking.    4
5.1    Utilities and Services.    4
5.2    Extra Usage.    5
5.3    Security.    5
6.1    Maintenance and Repair.    5
6.2    Alterations.    6
7.1    Indemnity.    6
7.2    Insurance.    6
8.1    Fire or Casualty.    6
8.2    Waiver of Subrogation.    7
9.1    Eminent Domain.    7
10.1    Assignment and Subletting.    7
11.1    Default.    7
11.2    Remedies for Default.    8
11.3    Right to Cure.    8
12.1    Surrender; Holdover.    8
13.1    Regulations.    9
14.1    Access.    9
14.2    Furniture and Bulky Articles.    9
15.1    Notices.    9
16.1    Subordination and Attornment.    9
16.2    Transfer of Building.    10
16.3    Estoppels.    10

i

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

17.1    Attorneys’ Fees.    10
18.1    Quiet Enjoyment.    10
18.2    Limitation on Liability.    10
19.1    Additional Rent: Tax Adjustment.    10
19.2    Additional Rent: Cost‑of‑Living Adjustment.    11
19.3    Additional Rent: Operating Expense Adjustment.    11
19.4    Operating Expense Disputes.    11
20.1    Hazardous Materials.    12
20.2    Mold.    12
21.1    Complete Agreement; No Implied Covenants.    12
21.2    Space Leased AS IS.    12
21.3    Captions.    12
21.4    Nonwaiver.    12
21.5    Consent.    13
21.6    Force Majeure.    13
21.7    Commissions.    13
21.8    Successors.    13
21.9    Financial Reports    13
21.10    Waiver of Jury Trial.    13
21.11    Anti-Terrorism Law.    13
21.12    Representation; Preparation.    14

ii

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

1.1    Basic Lease Terms.

A.	REFERENCE DATE OF LEASE April 25, 2013

B.	TENANT: Galena Biopharma, Inc Trade Name: Address (Leased Premises): 4640 SW Macadam Avenue, Suite 270
Portland, Oregon 97239

Address (For Notices):	Same

Primary Tenant Contact:    Ryan Dunlap
Telephone:    503.400.7516
E-mail address:    rdunlap@galenabiopharma.com

C.	LANDLORD: Cameron Oregon properties, LLC and Lucas Oregon Address (For Notices): Properties, LLC
P.O. Box 1462
Point Reyes, CA 94956-1462

Landlord Primary Contact:    Wendie Billings
Telephone:    503.225.1545
E-mail address:    Wendie@DeeringManagementGroup.com
Address for Rent Payments:    P.O. Box 1462 Point Reyes, CA 94956-1462

D.	PREMISES: Suite 270 in the Willamette Wharf Building (the “Building”) at 4640 SW Macadam Avenue in Portland, Oregon, as generally shown on Exhibit A hereto.

E.	PREMISES AREA: Approximately 3,387 Rentable Square Feet (See Exhibit “A”)

F.	BUILDING AREA: Approximately 48,350 Rentable Square Feet

G.	TENANT’S PROPORTIONATE SHARE: 7%. The percentage is obtained by dividing the rentable square feet of the Premises by the total number of rentable square feet of the Building.

H.	TENANT'S PERMITTED USE OF PREMISES: General Office and for no other use.

I.	TERM OF LEASE: Commencement Date: The sooner of August 15, 2013 or upon substantial completion of Tenant Improvements
Expiration Date:    October 31, 2018
Number of Full Calendar Months:    Sixty-three (63)

J.	INITIAL BASE MONTHLY RENT: $0.00

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

K.	BASE RENT ADJUSTMENT:

Effective Date of Rent Increase	New Base Monthly Rent
August 1, 2013-June 30 2014	$6,209.50
July 1, 2014	$0.00
August 1, 2014-June 30, 2015	$6,395.79
July 2015	$0.00
August 1, 2015-July 31, 2016	$6,587.72
August 1, 2016-July 31, 2017	$6,785.29
August 1, 2017-October 31, 2018	$6,988.50

L.	BASE YEAR: REAL PROPERTY TAXES 2013 – 2014 EXPENSES 2013

M.	PARKING: 8 Spaces unreserved and unassigned.

N.
PREPAID RENT: Upon execution of this Lease, Tenant shall deposit with Landlord $6,209.50 (the “Prepaid Rent”), which shall be Base Monthly Rent due for the first month rent is due for the Lease Term. Said deposit shall be in the form of a check made out to Highlander Property Management.

O.	SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall deposit with Landlord $ 6,988.50 (the “Deposit”). Said deposit shall be in the form of a check made out to Highlander Property Management.

P.	BROKER(S): Joe Beehler and Greg Gonzalez with Colliers International

Q.	GUARANTORS: N/A
If Guarantor(s) is/are listed, Tenant shall cause Guarantor(s) to return to Landlord an executed Guaranty of this Lease in the form attached as Exhibit D at the same time as Lease execution.
For valuable consideration, Landlord and Tenant covenant and agree as follows:
1.2    Lease of Premises.
Landlord leases to Tenant the premises described in the Basic Lease Terms and shown on Exhibit A (the “Premises”), located in the Building, subject to the terms and conditions of this Lease.
1.3    Delivery of Possession and Commencement.
Should Landlord be unable to deliver possession of the Premises on the Commencement Date stated in the Basic Lease Terms, the Commencement Date will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within one hundred twenty (120) days following the Commencement Date set forth in the Basic Lease Terms, then Tenant may elect to terminate this Lease by notice to Landlord within ten (10) days following the sooner of expiration of the one hundred twenty (120) ‑day period or August 15, 2013 . Landlord shall have no liability to Tenant for delay in delivering possession. The expiration date of this Lease shall be the date stated in the Basic Lease Terms or, if later, the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month in which the Commencement Date occurs. The Premises shall be improved in accordance with Exhibit B. The existence of any “punchlist”‑type items shall not postpone the Commencement Date of this Lease. Tenant’s occupancy of the Premises shall constitute conclusive acceptance of the amount of square footage stated herein, and of the condition of the Premises, excepting latent defects and the completion of the “Punch List” (as defined in the Work Letter) , so long as punch list items do not interfere with Tenants ability to conduct their business.
2.1    Rent Payment.

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

Tenant shall pay to Landlord the Base Rent for the Premises and any additional rent provided herein, without deduction or offset. At the same time as execution of the Lease, Tenant shall pay the Base Rent for the first full month of the Lease term for which rent is payable. Rent is payable in advance on the first day of each month commencing on the Commencement Date of this Lease. Rent for any partial month during the Lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one (1%) per month, or if less the maximum applicable rate of interest permitted by law, until paid. Landlord may at its option impose a late charge of the greater of $.05 for each $1 of rent or $50 for rent payments made more than ten (10) days late in lieu of interest for the first month of delinquency. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain, and that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and is not a penalty. Neither imposition or collection nor failure to impose or collect such late charge shall be considered a waiver of any other remedies available for default. In addition to such late charge, an additional charge of $75 shall be recoverable by Landlord for any returned checks.
2.2    Prepaid Rent.
Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in the Basic Lease Terms. Landlord’s obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord shall be entitled to commingle the prepaid rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall promptly return said prepaid rent to Tenant.
3.1    Security Deposit.
At the same time as execution of the Lease by Tenant, Tenant shall pay to Landlord the amount stated in the Basic Lease Terms as a Security Deposit. Landlord may apply the Security Deposit to pay the cost of performing any obligation Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not waive Landlord's other remedies nor be the exclusive remedy for Tenant’s default. If the Security Deposit is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the Security Deposit to its original amount. In no event will Tenant have the right to apply any part of the Security Deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant, except for any portion retained by Landlord pursuant to the provisions of Section 12.1 of this Lease. Landlord's obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord shall be entitled to commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant's Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit. If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchaser the unapplied portion of the Security Deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the Security Deposit.
4.1    Use.
Tenant shall use the Premises as a business for the Tenant's Permitted Use stated in the Basic Lease Terms and for no other purpose without Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed. In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority (“Laws”) and shall not unreasonably annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, light, vibration, radiation, or electromagnetic waves to be emitted from the Premises. If any sound or vibration produced by Tenant's activities is detectable outside the Premises, Tenant shall provide such insulation as is required to muffle such sound or vibration and

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

render it undetectable at Tenant's cost. Tenant shall not conduct any activities that will increase Landlord’s insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise, and other personal property in or about the Premises.
4.2    Equipment.
Tenant shall install in the Premises only such equipment as is customary for Tenant's Permitted Use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating, climate sensitive or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant’s expense and, at Landlord’s written request shall be removed by Tenant at Tenant’s sole cost and expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building. Tenant shall have no right to install any equipment on or through the roof of the Building, or use or install or store any equipment or other items outside the interior boundary of the Premises.
4.3    Signs and Other Installations.
No signs, awnings, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises, including any window covering (shades, blinds, curtains, drapes, screens, or tinting materials) without Landlord’s written consent, and Landlord's approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord’s standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this Lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof. Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Following written notice to Tenant and an opportunity to cure, any material violating this provision may be removed and disposed of by Landlord without compensation to Tenant, and Tenant shall reimburse Landlord for the cost of the same upon request. Notwithstanding anything to the contrary herein, Landlord shall provide Tenant, at no additional cost, building standard directory signage, including building standard signage at the entrance to Tenant’s Suite identifying Tenant’s premises. Any requested changes to directory or suite signage after commencement of the lease shall be at Tenant’s sole cost.
4.4    Parking.
If a number of parking spaces is designated in the Basic Lease Terms, then during the term of this Lease, Landlord shall make available to Tenant’s employees such number of parking space(s) at the parking lot servicing the Building. Landlord's obligation pursuant to this Section shall be limited to making such spaces available in whatever manner Landlord deems appropriate (attended, unattended, marked stalls, or other means), so long as the number of spaces referred to are made available to Tenant. If all or any portion of the parking lot is taken by condemnation, and as a result the number of non-handicapped parking spaces available to tenants of the Building is reduced below the current number of 118, the number of parking spaces available for Tenant’s use, either in common with other tenants or as designated in in the Basic Lease Terms, will be reduced in the same percentage as the reduction of spaces below 118 (rounded down to the next whole space). In the event of a reconfiguration due only to a condemnation as provided in the preceding sentence, Tenant shall have no claim against Landlord for any reduction of the number or configuration of parking spaces, and no such reduction or reconfiguration shall be construed as a constructive or other eviction of Tenant provided that Landlord shall use commercially reasonable efforts to retain the number of parking spaces for Tenant’s use as designated in the Basic Lease Terms.

5.1    Utilities and Services.
Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned), at building standard levels, during the normal Building hours as established by Landlord. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

regulations regarding the use or reduction of use of utilities on the Premises. Except to the extent caused by uncured defects in utility systems within Landlord’s control which contine uncorrected for a period of three (3) business days following notice from Tenant, interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall take all reasonable steps to correct any interruptions in service caused by defects in utility systems within Landlord's reasonable control. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises. Landlord shall have the exclusive right to choose the utility service providers to the Premises and may change providers at its discretion. Tenant shall cooperate with Landlord and the utility service providers at all times as reasonably necessary, and shall allow Landlord and utility service providers reasonable access to the pipes, lines, feeders, risers, wiring, and any other machinery within the Premises, provided that any such access shall not unreasonably interfere with Tenant’s use of the Premises. Tenant shall not contract or engage any other utility provider without prior written approval of Landlord, which approval Landlord may withhold or condition in Landlord’s discretion.
5.2    Extra Usage.
If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this Section, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one‑half (1/2) of the cost of such determination. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.
5.3    Security.
Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the Premises with Landlord’s written consent, which consent will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant’s security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time without notice to Tenant.
6.1    Maintenance and Repair.
6.1.1    Landlord shall maintain and repair in good condition the Building structure, roof, exterior walls and doors, exterior windows and common areas of the Building, and the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building that are used in common by all tenants of the Building (including replacing building standard light bulbs) and Building systems serving the Premises that are standard to all other Tenants. Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, and ceilings, all interior doors, partitions and windows, and all Premises fixtures, and equipment that are not the maintenance responsibility of Landlord, as well as damage caused by Tenant, its agents, employees, contractors or invitees.
6.1.2     Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus, and use appropriate machinery and equipment necessary for the purpose of making repairs, alterations and/or upgrades/improvements to the Building, provided that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises. Work may be done during normal business hours. Provided that Landlord works in good faith to limit any interruption or reduction of services or interference with Tenant’s occupancy caused by Landlord’s maintenance, repair and/or construction of upgrades/improvements, Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant’s occupancy caused by Landlord’s maintenance, repair and/or construction

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

of upgrades/improvements, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant.
6.1.3    Landlord's cost of repair and maintenance shall be considered “operating expenses” for purposes of Section 19.3, except that repair of damage caused by negligent or intentional acts or breach of this Lease by Tenant, its agents, employees, contractors, or invitees shall be at Tenant’s expense.
6.2    Alterations.
6.2.1    Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord’s prior written consent, which consent may be withheld in Landlord’s discretion which shall not be unreasonably withheld, conditioned or delayed, so long as Tenant is using building standard materials. In the event any alterations, additions, or improvements to the Premises affects the structure or systems of the Building then Landlord’s consent shall be in Landlord’s sole discretion. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner that will not interfere with the quiet enjoyment of other tenants of the Building. Any such improvements, alterations, wiring, cables, or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord, except for removable machinery and unattached movable trade fixtures. Tenant shall not be required to remove the initial improvements or alterations made to the Premises pursuant to the Work Letter, nor shall Tenant be required to remove any improvements or alterations later approved by Landlord unless the Landlord’s consent to the alteration requires removal. Landlord may at its option require that Tenant remove any wiring, cables, or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this Lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises. Tenant shall not allow any liens to attach to the Building or Tenant’s interest in the Premises as a result of its activities or any alterations.
6.2.2    Landlord may perform alterations to or change the configuration of the Building, the Building, the parking area, and other common areas; provided, however, that no such alterations or change shall materially interfere with Tenant’s use of or access to the Premises or parking.
7.1    Indemnity.
Except to the extend caused by Landlord’s gross negligence or intentional act, Tenant shall indemnify, defend, and hold harmless Landlord and its managing agents, and employees from any claim, liability, damage, or loss occurring on the Premises, or any cost or expense in connection therewith (including attorney fees), arising out of (a) any damage to any person or property occurring in, on or about the Premises, (b) use by Tenant or its agents, invitees, or contractors of the Premises and/or the Building, and/or (c) Tenant's breach or violation of any term of this Lease.
Except to the extent caused by Tenant’s gross negligence or intentional act, Landlord shall indemnify, defend, and hold harmless Tenant and its officers, directors, shareholders and employees from any claim, liability, damage, or loss occurring at the Building (other than on the Premises) , or any cost or expense in connection therewith (including attorney fees), arising out (a) any damage to any person or property occurring in, on or about the common areas of the Building under Landlord’s control and further arising from Landlord’s failure to maintain or repair the same and/or (b) Landlord breach or violation of any term of this Lease.
7.2    Insurance.
Tenant shall carry (a) liability insurance with limits of not less than Two Million Dollars ($2,000,000) combined single limit bodily injury and property damage, and (b) Business Auto Liability insurance covering owned, non-owned, and hired vehicles with a limit of not less than One Million Dollars ($1,000,000) per occurrence, which insurance shall have an endorsement naming Landlord, Landlord’s lender, if any, and Landlord’s managing agent, if any, as an additional insured, cover the liability insured under Section 7.1 of this Lease

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

and be in a form and with companies reasonably acceptable to Landlord. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance that shall state that the coverage shall not be canceled or materially changed without thirty (30) days' advance written notice to Landlord, Landlord’s lender, if any, and Landlord’s managing agent, if any. Tenant shall furnish to Landlord a renewal certificate at least thirty (30) days prior to expiration of any policy.
8.1    Fire or Casualty.
“Major Damage” means damage by fire or other casualty to the Building or the Premises that causes the Premises or any substantial portion of the Building to be unusable, or that will cost more than twenty-five percent (25%) of the predamage value of the Building to repair. In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to the Tenant within thirty (30) days after such date. If this Lease is not terminated following Major Damage, or if damage occurs that is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed or paid for by Tenant or reimburse Landlord the reasonable cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Unless the casualty was caused by Tenant, rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.
8.2    Waiver of Subrogation.
Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent, nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are covered by property insurance or could be covered by a customary broad form of property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party’s insurance carrier against the other party arising out of any such loss.
9.1    Eminent Domain.
If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant’s use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. If this Lease is not terminated, then rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.
10.1    Assignment and Subletting.
Tenant shall not assign or encumber its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord’s consent in writing, which consent shall not be unreasonably, withheld conditioned or delayed. Except for a “Permitted Transfer” (defined below), this provision shall apply to all transfers by operation of law, and to all mergers and changes in control of Tenant, all of which shall be deemed assignments for the purposes of this Section. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord’s normal standards for the Building. If an assignment or subletting is permitted, any excess rent received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay a nonrefundable fee in the amount of Seven Hundred Fifty Dollars ($750) to Landlord at the time of any request for assignment or subletting, and shall also pay Landlord’s reasonable attorney fees incurred in connection with any such request. Notwithstanding anything to the contrary in this section, a transfer by Tenant of all or substantially all of Tenant’s assets or a transfer of a controlling interest in Tenant, provided the acquiring entity or surviving entity following a merger has a net worth of equal to or greater than Tenant at the time immediately preceding the closing of the asset sale, stock sale or merger shall constitute a “Permitted Transfer” and no Landlord consent shall be required.
11.1    Default.

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

Any of the following shall constitute an Event of Default by Tenant under this Lease (time of performance being of the essence of this Lease):
11.1.1    Tenant’s failure to pay rent or any other charge under this Lease within ten (10) days after written notice from Landlord; provided however, Tenant shall be entitled to only one such written notice during a calendar year and thereafter is shall be an Event of Default if rent or other charge under this Lease is not paid by Tenant within ten (10) days after it is due.
11.1.2    Tenant’s failure to comply with any other term or condition within twenty (20) days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20)‑day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to complete correction as soon as possible but not later than ninety (90) days after the date of Landlord's notice.
11.1.3    Failure of Tenant to execute the documents described in Section 16.1 or 16.3 within the time required under such Sections; failure of Tenant to provide or maintain the insurance required of Tenant pursuant hereto; or failure of Tenant to comply with any Laws as required pursuant hereto within twenty-four (24) hours after written demand by Landlord.
11.1.4    Tenant’s insolvency, business failure or assignment for the benefit of its creditors. Tenant’s commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant’s properties or financial records.
11.1.5    Assignment or subletting by Tenant in violation of Section 10.1.
11.1.6    Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within twenty (20) days after notice from Landlord tendering possession.
11.2    Remedies for Default.
Upon occurrence of an Event of Default as described in Section 11.1, Landlord shall have the right to the following remedies, which are intended to be cumulative and in addition to any other remedies provided under applicable law or under this Lease:
11.2.1    Landlord may at its option terminate this Lease, without prejudice to its right to damages for Tenant's breach. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord’s claim to damages or loss of rentals from Tenant.
11.2.2    Landlord may recover all damages caused by Tenant’s default that shall include an amount equal to rentals lost because of the default, Lease commissions paid for this Lease, and the unamortized cost of any tenant improvements installed by or paid for by Landlord. Landlord may sue periodically to recover damages as they occur throughout the Lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages, plus damages attributable to the remaining term of the Lease. Such damages shall be measured by the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.
11.3    Right to Cure.
Landlord may, but shall not be obligated to, make any payment or perform any obligation that Tenant has failed to perform when required under this Lease. All of Landlord's expenditures incurred to correct the failure to perform shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the rate

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

of one percent (1%) per month. Landlord's right to correct Tenant's failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all the covenants herein required to be performed by Tenant, or deprive Landlord of any other right Landlord may have by reason of default of this Lease by Tenant, whether or not Landlord exercises its right under this Section.
12.1    Surrender; Holdover.
On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all its furnishings and trade fixtures that remain its property and any alterations, cables or conduits if required by Section 6.2, and shall repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and, following ten (10) days’ written notice, Landlord may remove or dispose of it in any manner without liability, and recover the cost of removal and other damages from Tenant. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one hundred fifty percent (150%) of the total rent being charged when the Lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises (using self-help or otherwise) and recover damages caused by wrongful holdover.
13.1    Regulations.
Landlord shall have the right but shall not be obligated to make, revise, and enforce rules and regulations or policies consistent with this Lease for the purpose of promoting safety, health, order, economy, cleanliness, and good service to all tenants of the Building, including, but not limited to, moving, use of common areas, and prohibition of smoking. All such regulations and policies including those, if any, attached to this Lease, shall be complied with as if part of this Lease and failure to comply following written notice pursuant to Section 11.1.2 shall be a default.
14.1    Access.
During times other than normal Building hours, Tenant’s officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone not possessing the required identification or pass. Landlord may regulate access to any Building elevators outside of normal Building hours. Following notice to Tenant, Landlord shall have the right to enter upon the Premises by passkey or otherwise to determine Tenant’s compliance with this Lease, to perform necessary services, maintenance, and repairs or alterations to the Building or the Premises, to post notices of nonresponsibility, or to show the Premises to any prospective tenant or purchaser. Except in case of emergency, such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.
14.2    Furniture and Bulky Articles.
Tenant shall move furniture and bulky articles in and out of the Building or make independent use of any elevators only at times approved by Landlord following at least 24 hours’ written notice to Landlord of the intended move.
15.1    Notices.
Notices between the parties relating to this Lease shall be in writing, effective when delivered during business hours by facsimile transmission, hand delivery, private courier, or regular or certified U.S. mail. Notices shall be delivered postage prepaid, to the address or facsimile number for the party stated in the Basic Lease Terms or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address stated in the Basic Lease Terms and in the same manner, but shall be considered paid only when received.
16.1    Subordination and Attornment.
This Lease shall be subject to and subordinate to any mortgage, deed of trust, ground lease, master lease or land sale contract (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord’s option, this Lease shall be subject and subordinate to any future encumbrance, ground lease or

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

master lease hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant’s Lease, Tenant shall attorn to such purchaser and this Lease shall continue.
16.2    Transfer of Building.
If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the landlord under this Lease, and, provided the purchaser or transferee assumes all obligations under this Lease thereafter accruing, the transferor shall have no further liability hereunder.
16.3    Estoppels.
Either party will within ten (10) days after notice from the other execute, acknowledge, and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any underlying lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this Lease.
17.1    Attorney Fees.
In any litigation arising out of this Lease, including any bankruptcy proceeding, the prevailing party shall be entitled to recover attorney fees at trial and on any appeal or petition for review. If Landlord incurs attorney fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and other fees charged to Landlord in addition to rent, late charges, interest, and other sums payable under this Lease.
18.1    Quiet Enjoyment.
Landlord warrants that as long as Tenant complies with all terms of this Lease it shall be entitled to possession of the Premises free from any eviction or disturbance by Landlord or parties claiming through Landlord.
18.2    Limitation on Liability.
Notwithstanding any provision in this Lease to the contrary, neither Landlord nor its managing agent or employees shall have any liability to Tenant for loss or damages to Tenant’s property from any cause, nor arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for consequential damages, nor liability for any reason that exceeds the value of its interest in the Building.
19.1    Additional Rent: Tax Adjustment.
Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the amount of which real property taxes for the Building and its underlying land increase over the Base Year stated in the Basic Lease Terms. Effective January 1 of each year, Landlord shall estimate the amount of real property taxes for the ensuing calendar year. Tenant shall pay each month, at the same time as Base Rent, one-twelfth (1/12) of Landlord’s estimate of Tenant’s Proportionate Share of real property taxes, provided that Landlord may revise it’s estimate during any year with reasonable cause and the additional estimate shall be payable as equal additions to rent for the remainder of the calendar year. Following the end of each calendar year, or when actual tax year information becomes available, Landlord shall compute the actual real property taxes and bill Tenant for any deficiency or credit Tenant with any excess collected. Tenant shall pay any such deficiency within thirty (30) days after Landlord’s billing, whether or not this Lease shall have expired or terminated at the time of such billing. “Real property taxes” as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax (but only to the extent of any tax savings realized), and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes,

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If, during the term of this Lease, the voters of the state in which the Premises are located or the state legislature enacts a real property tax limitation, then any substitute taxes, in any name or form, that may be adopted to replace or supplement real property taxes shall be added to taxes for purposes of this Section 19.1. If any portion of the Building is occupied by a tax‑exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent (100%) of such increase.
19.2    Intentionally Deleted.
19.3    Additional Rent: Operating Expense Adjustment.
Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the amount by which operating expenses for the Building increase over the Base Year for expenses stated in the Basic Lease Terms. Effective January 1 of each year, Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rent for that year shall be increased by one‑twelfth (1/12th) of Tenant’s share of the estimated increase, provided that Landlord may revise its estimate during any year with reasonable cause and the additional estimate shall be payable as equal additions to rent for the remainder of the calendar year. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. Tenant shall pay any such deficiency within thirty (30) days after Landlord’s billing, whether or not this Lease shall have expired or terminated at the time of such billing. As used herein “operating expenses” shall mean all costs of operating, maintaining, and repairing the Building as determined by standard real estate accounting practice, including, but not limited to:  all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees (not to exceed 5% of gross revenue); superintendent fees; security services, if any; insurance premiums; licenses; and permits for the operation and maintenance of the Building and all its component elements and mechanical systems; ordinary and emergency repairs and maintenance, and the annual amortized capital improvement cost (amortized over the reasonable life of the improvement but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those that have a reasonable probability of improving the efficiency of the Building. “Operating expenses” shall also include all assessments under recorded covenants or master plans and/or by owners' associations. If electricity or other energy costs increase between the date of this Lease and last day of the Base Year, (i) Tenant shall pay to Landlord, on a monthly basis as additional rent, its Proportionate Share of such cost increase for the period from the date of such increase until the first estimated payment due under this Section, and (ii) Landlord may adjust the calculation of Base Year operating expenses by using the energy costs in effect on the date of this Lease.
19.4    Operating Expense Disputes.
If Tenant disputes any computation of additional rent or rent adjustment under Sections 19.1 through 19.3 of this Lease, Tenant shall give notice to Landlord not later than thirty (30) days after the notice from Landlord describing the computation in question, but in any event not later than (thirty) 30 days after expiration or earlier termination of this Lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question. If Tenant gives a timely notice, the dispute shall be resolved by an independent certified public accountant selected by Landlord whose decision shall be conclusive between the parties. Each party shall pay one-half (1/2) of the fee for making such determination, except that if the adjustment in favor of Tenant does not exceed ten percent (10%) of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third‑party determination; and (ii) Landlord’s out‑of‑pocket costs and reasonable expenses for personnel time in responding to the audit. Nothing herein shall reduce Tenant’s obligations to make all payments as required by this Lease. In no event shall Landlord have any liability to Tenant based on its calculation of additional rent or rent adjustments, except and only the obligation to cause any correction to be made pursuant to this Section 19.4. Tenant shall maintain as strictly confidential the existence and resolution of any dispute regarding rent charges hereunder.

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

20.1    Hazardous Materials.
Neither Tenant nor Tenant's agents or employees shall cause or permit any Hazardous Material, as hereinafter defined, to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Premises, except reasonable quantities of cleaning supplies and office supplies necessary to or required as part of Tenant's business that are generated, used, kept, stored, or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices. Tenant covenants to remove from the Premises (or the Building, if applicable), upon the expiration or sooner termination of this Lease and at Tenant's sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment during the term of this Lease. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord, Landlord's managing agent, and their respective agents and employees, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses that arise during or after the term directly or indirectly from the use, storage, disposal, release or presence of Hazardous Materials on, in, or about the Premises that occurs during the term of this Lease. Tenant shall promptly notify Landlord of any release of Hazardous Materials in, on, or about the Premises that Tenant or Tenant's agents or employees become aware of during the Term of this Lease, whether caused by Tenant, Tenant's agents or employees, or any other persons or entities. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste that is or becomes regulated by any local governmental authority, the state of Oregon, or the United States government. The term “Hazardous Material” includes, without limitation, any material or substance that is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” or “waste” under any federal, state, or local law, (ii) petroleum, and (iii) asbestos. The provisions of this Section 20, including, without limitation, the indemnification provisions set forth herein, shall survive any termination of this Lease.
20.2    Mold.
Tenant shall not allow or permit any conduct or omission at the Premises, or anywhere on Landlord’s property, that will promote or allow the production or growth of mold, spores, fungus, or any other similar organism, and shall indemnify and hold Landlord harmless from any claim, demand, cost and expense (including attorney fees) arising from or caused by Tenant’s failure to strictly comply with its obligations under this provision.
21.1    Complete Agreement; No Implied Covenants.
This Lease and the attached Exhibits and Schedules, if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties, except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.
21.2    Space Leased AS IS.
Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.
21.3    Captions.
The titles to the Sections of this Lease are descriptive only and are not intended to change or influence the meaning of any Section or to be part of this Lease.
21.4    Nonwaiver.
Failure by Landlord to promptly enforce any regulation, remedy, or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof, notwithstanding delay in enforcement.
21.5    Consent.
Except where otherwise provided in this Lease, either party may withhold its consent for any reason or for no reason whenever that party’s consent is required under this Lease.
21.6    Force Majeure.
If performance by Landlord or Tenant of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by governmental approvals, war, acts of terrorism, strikes, lockouts, labor disputes,

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, governmental actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party from whom performance is due, performance by the party from whom performance is due is excused for a period equal to the period of that prevention, delay, or stoppage.
21.7    Commissions.
Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in the Basic Lease Terms. Landlord shall pay a leasing commission in accordance with a separate agreement between Landlord and broker, if applicable.
21.8    Successors.
This Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and permitted assigns.
21.9    Financial Reports
Within fifteen (15) days after Landlord's request but not more than once each year during the Term of this Lease, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord. Landlord will not disclose any aspect of Tenant's financial statements except (1) to Landlord's lenders or prospective purchasers of the Building who have executed a sales contract with Landlord, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Notwithstanding the foregoing, as long as Tenant is a publicly traded company on a recognized exchange (currently NASDAQ: GALE), then Tenant’s 10-Q and 10-K statements shall satisfy the financial statement obligation pursuant to this Section 21.9.
21.10    Waiver of Jury Trial.
To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.
21.11    Anti-Terrorism Law.
A.    Tenant represents and warrants to Landlord as follows:
(1)    Neither Tenant, its constituents or affiliates nor any of their respective agents (collectively, the “Tenant Parties”) is in violation of any law relating to terrorism or money laundering, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, the U.S. Secrecy Act, as amended by the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and all regulations promulgated thereunder, all as amended from time to time (collectively, “Anti-Terrorism Law”).
(2)    No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against any of the Tenant Parties alleging any violation of any Anti-Terrorism Law.
(3)    None of the Tenant Parties has, after due inquiry, knowledge of any fact, event, circumstance, situation or condition which could reasonably be expected to result in any action, proceeding, investigation, charge, claim, report, notice or penalty being filed, commenced, threatened or imposed against any or them relating to any violation of or failure to comply with any Anti-Terrorism Law.
(4)    None of the Tenant Parties is a “Prohibited Person.” A Prohibited Person means any of the following:
(a)    A person or entity that is “specially designated” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control or which is owned, controlled by, or acting for or on behalf of any such person or entity;
(b)    A person of entity with whom Landlord is prohibited from dealing by any Anti-Terrorism Law.

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

(c)    A person or entity that commits, threatens, or conspires to commit or supports “terrorism,” as defined in any Anti-Terrorism Law.
(5)    None of the Tenant Parties:
(a)    Conducts any business or transactions or makes or receives any contribution of funds, goods, or services in violation of any Anti-Terrorism Law;
(b)    Engages in or conspires to engage in any transaction that evades or avoids, has the purpose of evading or avoiding or attempts to violate any of the prohibitions of any Anti-Terrorism Law.
(6)    Tenant covenants that it shall not:
(a)    Conduct any business or transaction or make or receive any contribution of funds, goods, or services in violation of any Anti-Terrorism Law;
(b)    Engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding, or attempts to violate any of the prohibitions of any Anti-Terrorism Law.
(c)    Tenant agrees promptly to deliver to Landlord (but in any event within ten (10) days of Landlord’s written request) any certification or other evidence requested from time to time by Landlord, in its reasonable discretion, confirming Tenant’s compliance with the foregoing.
21.12    Representation; Preparation.
THIS LEASE, ATTACHMENTS AND AMENDMENTS WERE PREPARED AT THE DIRECTION OF LANDLORD AND TENANT AND BOTH HAVE BEEN ADVISED AND HAD AN OPPORTUNITY TO SEEK INDEPENDENT COUNSEL TO REVIEW THIS LEASE, ATTACHMENTS, AND AMENDMENTS. THE RULE OF CONSTRUCTION THAT A WRITTEN AGREEMENT IS CONSTRUED AGAINST THE PARTY PREPARING OR DRAFTING SUCH AGREEMENT SHALL SPECIFICALLY NOT BE APPLICABLE TO THE INTERPRETATION OR ENFORCEMENT OF THIS LEASE, ATTACHMENTS, AND AMENDMENTS. NO REPRESENTATION OR RECOMMENDATION IS MADE BY BOMA PORTLAND OR THE REAL ESTATE BROKERS INVOLVED IN THIS TRANSACTION CONCERNING THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES ARISING FROM THIS LEASE.

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above.

LANDLORD:    By:

Title:

By:

Title:

TENANT:    By:

Title:

By:

Title:

Exhibits.

The following Exhibits are attached hereto and incorporated as a part of this Lease:
Exhibit “A” ‑ Premises
Exhibit “B” – Optional Rider Work Agreement
Exhibit “C” ‑ Rules and Regulations
Exhibit “E” ‑ Optional Rider

Standard Form of OFFICE LEASE     Please Initial

_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

EXHIBIT "A"
Premises

Standard Form of OFFICE LEASE     Please Initial
Exhibit A
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

EXHIBIT "B"
Optional Rider
Work Agreement
(This version of Exhibit B to be used if Landlord will be completing initial Buildout.)

Section 1	PLANS

1.1
Landlord Delivery of Space. Landlord shall, at Landlord's sole cost and expense, deliver the space in "warm shell" condition, which shall include (i) interior demolition, (ii) exterior walls insulated, sheet rock and paint ready, (iii) new building standard ACT ceiling, (iv) HVAC equipment (units) equal to one ton per 400 usable square feet (no distribution), (v) electrical service adequate to feed standard office space, (vi) building standard light fixtures installed per Tenant's reflected ceiling plan, and (v) building standard blinds on exterior windows only.

1.2
Preliminary Plans. Tenant has previously provided to Landlord preliminary drawings, plans, and specifications for the initial Tenant improvement work to be performed within and in connection with the Premises (the “Preliminary Plans”).

1.3
Final Plans. Tenant shall coordinate the preparation of the working drawings, plans, and specifications (the “Working Plans”) with Landlord, Landlord’s building manager and architect. The Working Plans shall be consistent with the Preliminary Plans. The Working Plans, which shall in all cases be subject to Landlord’s approval not to be unreasonably withheld, conditioned or delayed, shall delivered to Tenant on or before two weeks following Landlord’s execution of lease. Tenant’s approval shall not be unreasonably withheld, conditioned, or delayed. If Tenant does not give notice of disapproval, make a written request for additional information, or make corrections or changes to the Working Plans within three (3) business days after Tenant receives the same, then the Working Plans shall be deemed approved by Tenant. Tenant shall make any reasonable changes to the Working Plans requested by Landlord that are not inconsistent with the Preliminary Plans. The Working Plans, once approved in accordance with the foregoing procedure, are hereinafter referred to as the “Plans.”

1.4
Tenant Improvement Work. As used in this Work Agreement, “Tenant Improvement Work” means all work shown on the Plans, as they may be amended from time to time in accordance with this Work Agreement, utilizing “Building Standard” materials and finishes, except as otherwise specified in the Plans.

1.5
Changes to the Plans. Tenant shall not make any changes to the Plans without Landlord’s prior written approval. Tenant will receive no more than one (1) change to the Plans prior to permit drawings. Landlord’s approval to any changes shall not be unreasonably withheld, conditioned, or delayed. All changes to the Plans shall be at Tenant’s expense, to the extent such expenses, when added to all other costs of the Tenant Improvement Work, exceed the Tenant Improvement Allowance (as defined in Section 3 below if any) (excluding expenses arising from changes necessitated by the failure of Landlord or its agents or contractors to perform the Tenant Improvement Work in accordance with the Plans.).

Section 2	PERFORMANCE OF TENANT IMPROVEMENT WORK.
The Tenant Improvement Work shall be performed in accordance with the following:

2.1	Contractor. Unless otherwise agreed in writing, all Tenant Improvement Work shall be performed by contractors and subcontractors selected by Landlord.

2.2
Landlord’s Obligation. Landlord shall cause the Tenant Improvement Work to be completed in a good and workmanlike manner, substantially in accordance with the Plans. Notwithstanding the foregoing, Landlord reserves the right to make (i) reasonable substitutions of material of equivalent or better grade and quality when and if any specified material is not readily and reasonably available, provided that said substitutions

Standard Form of OFFICE LEASE     Please Initial
Exhibit B
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

may not materially alter the Plans, and (ii) changes necessitated by unanticipated conditions met in the course of construction.

2.3
Tenant’s Rights. Subject to safety concerns, and upon the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant may enter the Premises during the performance of the Tenant Improvement Work to inspect the performance of the Tenant Improvement Work. Subject to Landlord’s prior written approval, which also shall not be unreasonably withheld, during the last thirty (30) days before the projected substantial completion of the Tenant Improvement Work, Tenant shall be permitted to enter the Premises (without being deemed to have taken or accepted possession) for the purpose of completing any approved additional work separate from the Tenant Improvement Work. All such inspections and entries shall be at Tenant’s sole risk and Tenant shall ensure that such entry shall not interfere with the performance of the Tenant Improvement Work. All Tenant’s agreements and obligations under the Lease, except for the obligation to pay rent, shall apply to any such early entry. Tenant shall coordinate all such additional work with Landlord and Landlord's contractors and subcontractors.

2.4
Tenant designates Ryan Dunlap, address: 310 N. State Street, Suite 208, Lake Oswego, Oregon, cell number: 971.732.9080 fax number: 503.400.6611, e-mail: rdunlap@galenabiopharma.com as Tenant’s construction representative ("Tenant’s Construction Representative"). Tenant’s Construction Representative shall be available for onsite and telephone consultations and decisions as necessary. Tenant’s Construction Representative shall have the authority to bind Tenant as to all matters relating to the Tenant Improvement Work. Landlord’s designated construction representative is MBC Construction (name), 4640 SW Macadam Avenue, Suite 10 (address), telephone number: 503.719.4905, cell number: 503.863.7378 fax number: 503.961.7605, e-mail: tmcclain@mbcgeneral.com.

Section 3	Costs.

3.1	Landlord’s Obligation.

a)
Subject to the terms and conditions set out herein, and the terms and conditions in the Lease, Landlord shall pay the Costs (as hereinafter defined) of the Tenant Improvement Work up to a maximum of One Hundred One Thousand Six Hundred Ten Dollars ($101,610.00) (the “Tenant Improvement Allowance”). As used in this Work Agreement, the term "Costs" means hard construction costs, architectural, engineering, and design fees and expenses, the reasonable costs of obtaining permits, the costs of measuring the rentable square footage of the Premises, Landlord’s costs of reviewing the Plans, Landlord’s project management fee (not to exceed 5%), and costs associated with sustainability practices, if any. Landlord’s costs in delivering the “warm shell” improvements described in section 1.1 shall be at Landlord’s sole cost and expense and shall not be deducted from the Tenant Improvement Allowance. The parties agree that the Costs of the Tenant Improvement Work shall not exceed the Tenant Improvement Allowance without the prior written consent of the Tenant. In the event that the parties determine that the Costs will exceed the Tenant Improvement Allowance, then, as soon as possible, the parties shall review the Plans and determine appropriate modifications to reduce the Costs to the amount of the Tenant Improvement Allowance or an amount otherwise approved by Tenant, excluding tenant phone, data wiring and equipment.

a)
Landlord shall have no obligation to pay any part of the Tenant Improvement Allowance if there is any lien, suit, action, or proceeding pending with respect to any work performed by Tenant in the Premises, or if Tenant is otherwise in breach or default of any obligation under the Lease at the time disbursement is otherwise scheduled to be made. Landlord may offset the costs of any such lien, suit, action, proceeding, or default against the Tenant Improvement Allowance (without thereby waiving or curing the default).

3.2
Tenant’s Obligation. Except as provided in Section 3.1 above, Tenant shall be solely responsible for paying all Costs of the Tenant Improvement Work. Tenant shall pay such amounts within thirty (30) days after receipt of an invoice from Landlord with respect thereto and such sum shall constitute additional rent due under the terms of the Lease. Such invoice shall include reasonable supporting data and information.

Standard Form of OFFICE LEASE     Please Initial
Exhibit B
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

Section 4	Substantial Completion.

4.1
Definition. For purposes of this Work Agreement and the Lease, the term “substantial completion” with respect to the Tenant Improvement Work means that the Tenant Improvement Work has been completed substantially in accordance with the Plans, notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially adversely interfere with Tenant’s beneficial use of the Premises. For purposes of the Lease, the date of delivery of the Premises to the Tenant, shall be deemed to occur on the date of substantial completion of the Tenant Improvement Work.

4.2
Punch List. Upon substantial completion of the Tenant Improvement Work, Landlord and Tenant shall promptly meet at the Premises, jointly inspect the Premises and note any items of Tenant Improvement Work that remain to be completed or require correction. Thereafter, Landlord shall promptly prepare and deliver to Tenant a list (the “Punch List”) setting forth all the items of Tenant Improvement Work that remain to be corrected or completed. The joint inspection, delivery of the Punch List, and completion of the Punch List are not prerequisites to the occurrence of substantial completion. Landlord shall use reasonable efforts to cause all items set forth on the Punch List to be completed within one (1) month following completion of the preparation of the Punch List, unless any item requires additional time, in which event Landlord shall diligently complete the same as soon as reasonably practicable.

Section 5	Tenant Delays.
As used herein, the term “Tenant Delay” means any delay in substantial completion of the Tenant Improvement Work that is a result of: (a) Tenant’s failure to timely deliver drawings, plans and specifications to Landlord for Landlord’s review, and/or Tenant’s failure to properly or timely respond to revisions to such drawings, plans and specifications by Landlord as set forth in this Work Agreement; (b) changes in the Tenant Improvement Work that are requested by Tenant after the Plans have been approved by Landlord and Tenant (Landlord having no obligation to agree to any such changes except as set forth in Section 1.4 of this Work Agreement); (c) the performance or completion of any work or activity by a party employed by Tenant, including any of Tenant’s employees, agents, contractors, subcontractors and materialmen; (d) any interference by Tenant or Tenant’s contractors, subcontractors, materialmen, employees, or agents with the performance of the Tenant Improvement Work; or (e) the inclusion in the Plans of any long lead‑time items. If any Tenant Delay occurs, then (notwithstanding anything herein or in the Lease to the contrary), the Commencement Date shall be the date that the Tenant Improvement Work would have been substantially complete but for such Tenant Delay, as reasonably determined by Landlord.

Section 6	Effect of Work Agreement.
Except as specifically modified by the terms and conditions of this Work Agreement, all terms and conditions of the Lease remain in full force and effect and all such terms and conditions apply to the performance of the parties’ obligations under this Work Agreement. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall control.

Section 7	Use of Capitalized Terms.
Terms capitalized, but not defined herein, shall have the meaning set out in the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Work Agreement to be effective as of the Effective Date of the Lease.

Tenant:                            Landlord:

By:                            By:
Dated:                            Dated:

Standard Form of OFFICE LEASE     Please Initial
Exhibit B
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

Standard Form of OFFICE LEASE     Please Initial
Exhibit B
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

EXHIBIT "C
Rules & Regulations

1.
The entrances, halls, corridors, stairways, exits, and elevators shall not be obstructed by any of the tenants or used for any purpose other than for ingress from their respective premises. The entrances, halls, corridors, stairways, exits, and elevators are not intended for use by the general public but for the tenant and its employees, licensees, and invitees. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators, and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they will not be used for any other purpose.

2.
Landlord may refuse admission to the Building outside business hours of the Building to any person not producing identification satisfactory to Landlord. If Landlord issues identification passes, Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

3.
No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens, if any, that are different from the standards adopted by Landlord for the Building shall be attached to or hung in any exterior window or door of the premises of any tenant without the prior written consent of Landlord.

4.
No sign, placard, picture, name lettering, advertisement, notice, or object visible from the exterior of any tenant’s premises shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. Landlord may adopt and furnish to tenants general guidelines relating to signs inside the Building and Tenant shall conform to such guidelines. All approved signs or lettering shall be prepared, printed, affixed, or inscribed at the expense of the tenant and shall be of a size, color, and style acceptable to Landlord.

5.
The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

6.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules.

7.	No bicycles vehicles, animals (except service animals), fish, or birds of any kind shall be brought into or kept in the premises of any tenant or the Building.

8.
No noise, including but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.

9.
No tenant, nor any tenant’s contractors, employees, agents, visitors, invitees or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, environmentally hazardous, or otherwise dangerous fluid, chemical, or substance.

10.
All movement of freight, furniture, packages, boxes, crates, or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. Any labor and engineering costs incurred by Landlord in connection with any moving herein specified shall be paid by Tenant to Landlord, on demand.

11.
No tenant shall use its premises, or permit any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods, or property of any kind unless said use is consistent with the use provisions of the Lease.

12.
Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight

Standard Form of OFFICE LEASE     Please Initial
Exhibit C
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

13.
Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power, and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

14.	No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

15.
The requirements of tenants for any services by Landlord will be attended to only upon prior application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

16.	Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

17.
Each tenant shall store its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the area of the Building without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises that would annoy other tenants or create a public or private nuisance.

18.	No coin vending machine, video game, coin or token operated amusement device, or similar machine shall be used or installed in any tenant’s premises without Landlord’s prior written consent.

19.
No bankruptcy, going out of business, liquidation, or other form of distress sale shall be held on any of tenant’s premises. No advertisement shall be done by loudspeaker, barkers, flashing lights or displays or other methods not consistent with the character of an office building.

20.
Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, that would impair or interfere with the economic heating, cleaning, or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical, or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

21.
No acids, vapors, or other similar caustic materials shall be discharged or permitted to be discharged into the waste lines, vents, or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, invitees, visitors or licensees shall have, caused the same.

22.
All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors to the tenant’s premises shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

23.	Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

24.
Landlord reserves the right to rescind, modify, alter, or waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of any tenant shall constitute a waiver or alteration in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

25.	Landlord reserves the right to add to, modify, or otherwise change these Rules and Regulations. Such changes shall become effective when written notice thereof is provided to tenants of the Building.

Standard Form of OFFICE LEASE     Please Initial
Exhibit C
_________ _______
Landlord Tenant

Standard Form of OFFICE LEASE
© 2011 PORTLAND ASSOCIATION OF BUILDING OWNERS AND MANAGERS

EXHIBIT "E"
OPTIONAL RIDER
OPTION TO RENEW
Tenant shall have one (1) option to extend the Lease term for a period of thirty-six (36) months ("Renewal Option"; the term Renewal Option shall be referred to as “Renewal Term”), upon the terms and conditions contained herein. The Base Rent payable by Tenant to Landlord during each Renewal Term shall be at the fair market rent But not less than the rent being paid in the expiring term of the Lease. Subject to the foregoing, “fair market rent” shall mean the Rental rate that the Premises would be expected to be leased for, for a three (3) year extension term commencing on the first day of the Renewal Term, in their then-existing condition, in an arm’s length transaction between a willing landlord and tenant in the Portland, Oregon market existing at the time such rate is established, and taking into account that no leasing concessions or improvements (unless otherwise agreed) shall be required upon renewal. Tenant shall provide notice to Landlord ("Renewal Notice") of Tenant’s exercise of the Renewal Option not later than one hundred-eighty (180) days prior to the expiration of the initial term or prior Renewal Term, as applicable. Tenant may not exercise the Renewal Option if on the date Tenant attempts to exercise the Renewal Option, or as of the beginning of the Renewal Term, (i) Tenant is in default beyond any applicable notice and cure periods, (ii) this Lease or Tenant’s right of possession has been lawfully terminated, (iii) this Lease is not in full force and effect, or (iv) subject to the permitted sublease rights set forth in Section 10.1 of the Lease, Tenant has assigned this Lease or subleased all of the Premises to any transferee that is not an affiliate of Tenant. If Tenant does not timely deliver the Renewal Notice, the Renewal Option shall automatically and without further action of the parties hereto be deemed null and void and of no further force or effect.

TERMINATION OPTION
Tenant shall have the option to terminate the Lease at any time after the thirty sixth (36th) month (“Termination Option”); upon the terms and conditions contained herein. Tenant shall provide notice to Landlord (“Termination Option”) of Tenant’s exercise of the Termination Option with no less than one hundred-eighty (180) days advance written notice. Within five (5) business days of notice to Landlord, Tenant shall deliver a check to Landlord for (i) the payback of any free rent realized a the then rate it was given, and (ii) any straight unamortized Tenant Improvement costs.

Standard Form of OFFICE LEASE     Please Initial
Exhibit E
_________ _______
Landlord Tenant